EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS FIRST QUARTER EARNINGS PER SHARE OF $.58,
INCLUDING $.04 PER SHARE OF ACQUISITION AND PANDEMIC RESPONSE EXPENSES
Strong Client Activity During Volatile Market Included $73.2 Billion in Core Net New Assets,
609,000 New Brokerage Accounts and 1.5 Million Daily Average Trades, All Records

SAN FRANCISCO, April 15, 2020 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2020 was $795 million, down 7% from $852 million for the prior quarter, and down 18% from $964 million for the first quarter of 2019. The company’s financial results for the first quarter include acquisition-related expenses described below, as well as expenses totaling approximately $27 million, or $.02 per share, relating to certain actions taken in response to the COVID-19 pandemic.

	Three Months Ended March 31,		%
Financial Highlights	2020	2019	Change

Net revenues (in millions)	$2,617	$2,723	(4)%
Net income (in millions)	$795	$964	(18)%
Diluted earnings per common share	$.58	$.69	(16)%
Pre-tax profit margin	40.0%	46.4%
Return on average common
stockholders’ equity (annualized)	14%	20%
EPS Impact of Certain Items
$37 million in expenses relating to pending acquisitions (1)	$(.02)	—

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) The pre-tax acquisition-related expenses associated with the pending USAA, TD Ameritrade, and Wasmer Schroeder transactions are largely included in Professional services and Other.

CEO Walt Bettinger said, “With the COVID-19 pandemic continuing, daily life as we’ve known it has been upended, both world-wide and here in the U.S. As the impact of this virus reaches into every corner of our population and economy, our thoughts are with our clients and employees, as well as their families, our communities, and of course the healthcare professionals and first responders helping us face down the crisis. While we at Schwab are also dealing with the pandemic as individuals, we are committed to being there to serve our clients, providing the help and perspectives essential for them to move forward amidst these unique circumstances. I am incredibly proud and grateful to be part of a team that has persistently balanced their personal challenges with sustaining our “Through Clients’ Eyes” strategy and supporting unprecedented levels of engagement.

“We’ve been up and running day after day, without significant disruption, as our clients entrusted us with $73.2 billion in core net new assets during the first quarter, up 42% year-over-year and a first quarter record. In addition, our clients opened a record 609,000 new brokerage accounts – over 280,000 in March alone – bringing total active brokerage accounts at quarter end to 12.7 million, up 8% from March 2019. At the same time, our clients continued to set multiple single-day records for trading, resulting in 27 of the 30 highest volume days in our history – including every trading day in March. During the quarter we handled a peak of 4.0 million trades on March 12th and a 217% year-over-year increase in daily average trades for March alone. They also connected with us across our various communication channels, with Retail call volumes increasing 16% – reaching the highest levels measured since 2003 – and mobile logins up approximately 35% from a year ago. With the S&P 500 experiencing its worst quarter since 2008, client asset valuations were inevitably impacted; total client assets ended March at $3.50 trillion, down 2% from a year ago.”

Mr. Bettinger added, “In the first quarter of 2020 we relied on the enhanced resiliency and flexibility of our technology systems as they withstood monumental volumes – a direct result of ongoing investments made as part of our multi-year Digital Transformation and Application Modernization efforts. For example, through the implementation of password reset automation, we reduced reset-related calls from an average of 12% of Retail volume down to 5%, freeing up capacity to better support our clients.

“We also continue to seek opportunities to deliver more value to clients even as environmental headwinds grow. Early in the year, we launched Schwab Intelligent IncomeTM providing clients with an intuitive, low-cost way to generate a predictable paycheck during retirement, or any other time, from their investment portfolios – initial enrollments are running at approximately twice the average portfolio balance of other Schwab Intelligent Portfolio SolutionsTM. In late February, we entered into a definitive agreement to acquire Wasmer Schroeder, which will add established strategies and new separately managed account offerings to our existing fixed income lineup. Both of these advisory solutions are part of our continuing work to build differentiated asset management capabilities to better meet our clients’ needs.

“Consistent with our pledge to support independent advisors of all sizes, we recently launched Virtual Practice Management. This on-demand learning experience leverages Schwab’s deep expertise in identifying core business issues to help advisors master critical concepts and prioritize next steps to differentiate and build their practices, as well as implement lasting changes that can enable them to grow, compete, and succeed.”

“Our unwavering focus on continuing to earn our clients’ trust is made possible by the significant contributions of thousands of dedicated employees during these turbulent times,” Mr. Bettinger concluded. “We recognize that this is uncharted territory for us all, with uncertainty in the financial markets inextricably linked with concerns regarding everyone’s health. We are committed to serving our clients and protecting our employees’ wellbeing at the same time. Given current conditions, approximately 95% of our employees are working remotely, and, in addition to other measures, we’ve made a $1,000 payment to all non-officer employees to help them cover extraordinary costs incurred due to the pandemic. We don’t know how events will unfold from here, but we do know that Schwab is financially strong and growing – with a business model positioned to weather circumstances like this pandemic-related storm. I have every confidence that we’ll emerge from this successfully as we all – management, employees, clients, and stockholders – support each other in the days ahead.”

CFO Peter Crawford commented, “We continue to drive strong, profitable growth and long-term stockholder value by executing our “Through Clients’ Eyes” strategy. Our first quarter financial results were shaped by a very challenging economic environment in which the decade-long bull market ended – with the S&P falling 20% during the period and the Federal Reserve cutting the target overnight rate 150 basis points to near zero in an emergency effort to help shield the economy amid pandemic concerns. Net interest revenue of $1.6 billion declined 6% year-over-year, due to pressure across the yield curve accelerating late in the quarter, which outweighed the impact of significantly higher levels of client cash sweep balances. Given the rapid accumulation of these balances late in the quarter, we’ve initially placed a substantial amount in excess reserves at the Fed; such balances totaled $58.7 billion at month-end March, up from $18.8 billion at year-end 2019. Asset management and administration fees of $827 million rose 10% year-over-year, largely due to our clients’ sustained utilization of advisory solutions along with increased balances in purchased money funds, which helped offset sharp declines in equity market valuations. Trading revenue, which we are now reporting inclusive of order flow revenue, was 13% lower than the year earlier period at $188 million. This decline stems from our October 2019 pricing actions, partially offset by the dramatic increase in transactions.”

“Alongside this evolving revenue picture, our spending was impacted by the extraordinary environment,” Mr. Crawford added. “Total expenses of $1.6 billion were up 8% year-over-year. This total included approximately $27 million, or $.02 per share, for the employee award and other compensation and business continuity expenses relating to our pandemic response. Our first quarter expenses also included $37 million relating to our pending acquisitions. While other volume-related costs rose as well, we can see the benefits of our ongoing investments in scale and efficiency reflected in Schwab’s ability to support client activity levels which could have overwhelmed a less capable platform. In addition to the record new accounts, asset flows, and trading that Walt discussed above, during the quarter we also handled over 190 million more client interactions across web, mobile, chat, and messaging versus a year ago, increases ranging from approximately 28% to 80%, with essentially the same headcount. Our longstanding focus on scale and efficiency has helped us begin the year with a 40.0% pre-tax profit margin and remains an important strength as we balance near-term profitability with continued reinvestment for long-term growth.”

Mr. Crawford concluded, “Regardless of the environment, our priorities for balance sheet management remain intact, including supporting our ongoing growth while also maintaining appropriate levels of liquidity and capital. With first quarter market volatility driving a significant influx of client cash, our balance sheet expanded by $77 billion during the quarter to $371 billion at March 31st. Consistent with optimizing liquidity management during heightened volatility, we issued 5- and 10-year senior notes totaling $1.1 billion during March. The company’s preliminary Tier 1 Leverage Ratio was 6.9% as of month-end March, consistent with our operating objective of 6.75%-7.00%. Our 14% return on equity to start 2020 was hampered in part by an increase in Stockholders’ equity driven by mark-to-market gains in investment securities. Overall, we’re facing the storm from a position of strength and expect to remain on offense – driving long-term value by protecting our business momentum, as well as thoughtfully managing the investments in our business necessary to sustain and enhance our all-weather model.”

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on client activity during the extraordinary market environment was posted on March 13, 2020.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s technology systems; ongoing investments in scale and efficiency; client value; availability of and enrollment in advisory solutions; pending acquisitions; the COVID-19 pandemic; financial strength; profitable business growth; stockholder value; ability to support client activity levels; balancing near-term profitability with continued reinvestment for long-term growth; balance sheet management; liquidity and capital; and Tier 1 Leverage Ratio operating objective. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, market volatility; general market conditions, including the level of interest rates, equity valuations, and trading activity; the company’s ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure, in a timely and successful manner; client use of the company’s advisory solutions and other products and services; failure of the parties to satisfy the closing conditions in the agreements for the pending acquisitions in a timely manner or at all, and the risk that the expected benefits and synergies from the acquisitions may not be fully realized or may take longer to realize than expected; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; client sensitivity to rates; level of client assets, including cash balances; cash sorting; capital and liquidity needs and management; the company’s ability to manage expenses; and other factors set forth in the company’s most recent report on Form 10-K.
About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 360 offices and 12.7 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.4 million banking accounts, and $3.50 trillion in client assets as of March 31, 2020. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net Revenues
Interest revenue	$1,708	$1,998
Interest expense	(136)	(317)
Net interest revenue	1,572	1,681
Asset management and administration fees	827	755
Trading revenue (1)	188	217
Other (1)	30	70
Total net revenues	2,617	2,723
Expenses Excluding Interest
Compensation and benefits	897	850
Professional services	182	170
Occupancy and equipment	142	131
Advertising and market development	67	69
Communications	75	62
Depreciation and amortization	96	83
Regulatory fees and assessments	34	32
Other	77	62
Total expenses excluding interest	1,570	1,459
Income before taxes on income	1,047	1,264
Taxes on income	252	300
Net Income	795	964
Preferred stock dividends and other	38	39
Net Income Available to Common Stockholders	$757	$925
Weighted-Average Common Shares Outstanding:
Basic	1,287	1,333
Diluted	1,294	1,344
Earnings Per Common Shares Outstanding:
Basic	$.59	$.69
Diluted	$.58	$.69

(1) In the first quarter of 2020, order flow revenue was reclassified from other revenue to trading revenue. Prior periods have been reclassified to reflect this change.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q1-20 % change		2020	2019
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-19	Q4-19	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(6)%	(1)%	$1,572	$1,595	$1,631	$1,609	$1,681
Asset management and administration fees	10%	(2)%	827	845	825	786	755
Trading revenue (1)	(13)%	54%	188	122	206	207	217
Other (1)	(57)%	(32)%	30	44	49	79	70
Total net revenues	(4)%	—	2,617	2,606	2,711	2,681	2,723
Expenses Excluding Interest
Compensation and benefits	6%	11%	897	806	857	807	850
Professional services	7%	(2)%	182	186	168	178	170
Occupancy and equipment	8%	(6)%	142	151	144	133	131
Advertising and market development	(3)%	(26)%	67	90	71	77	69
Communications	21%	14%	75	66	63	62	62
Depreciation and amortization	16%	2%	96	94	88	84	83
Regulatory fees and assessments	6%	13%	34	30	30	30	32
Other	24%	8%	77	71	54	74	62
Total expenses excluding interest	8%	5%	1,570	1,494	1,475	1,445	1,459
Income before taxes on income	(17)%	(6)%	1,047	1,112	1,236	1,236	1,264
Taxes on income	(16)%	(3)%	252	260	285	299	300
Net Income	(18)%	(7)%	$795	$852	$951	$937	$964
Preferred stock dividends and other	(3)%	(25)%	38	51	38	50	39
Net Income Available to Common Stockholders	(18)%	(5)%	$757	$801	$913	$887	$925
Earnings per common share:
Basic	(14)%	(5)%	$.59	$.62	$.70	$.67	$.69
Diluted	(16)%	(6)%	$.58	$.62	$.70	$.66	$.69
Dividends declared per common share	6%	6%	$.18	$.17	$.17	$.17	$.17
Weighted-average common shares outstanding:
Basic	(3)%	—	1,287	1,284	1,300	1,328	1,333
Diluted	(4)%	—	1,294	1,293	1,308	1,337	1,344
Performance Measures
Pre-tax profit margin			40.0%	42.7%	45.6%	46.1%	46.4%
Return on average common stockholders’ equity (annualized) (2)			14%	17%	20%	19%	20%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	110%	134%	$68.5	$29.3	$20.3	$24.2	$32.6
Cash and investments segregated	147%	67%	34.3	20.5	16.2	14.1	13.9
Receivables from brokerage clients — net	(7)%	(13)%	19.0	21.8	21.1	21.4	20.5
Available for sale securities (3)	N/M	N/M	221.2	61.4	56.5	54.6	60.0
Held to maturity securities (3)	(100)%	(100)%	—	134.7	140.2	138.3	132.4
Bank loans — net	18%	7%	19.5	18.2	16.9	16.6	16.5
Total assets	31%	26%	370.8	294.0	279.0	276.3	282.8
Bank deposits	26%	26%	277.5	220.1	209.3	208.4	219.5
Payables to brokerage clients	66%	26%	49.3	39.2	35.6	31.0	29.7
Long-term debt	25%	15%	8.5	7.4	7.4	7.4	6.8
Stockholders’ equity	22%	21%	26.3	21.7	21.4	21.3	21.6
Other
Full-time equivalent employees (at quarter end, in thousands)	1%	3%	20.2	19.7	19.8	20.5	20.0
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	38%	20%	$250	$209	$190	$173	$181
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.15%	0.16%	0.16%	0.17%
Clients’ Daily Average Trades (DATs) (in thousands)	98%	96%	1,540	785	718	716	777
Number of Trading Days	2%	(2)%	62.0	63.0	63.5	63.0	61.0
Revenue Per Trade (4)	(57)%	(20)%	$1.97	$2.47	$4.52	$4.59	$4.58

(1) In the first quarter of 2020, order flow revenue was reclassified from other revenue to trading revenue. Prior periods have been reclassified to reflect this change.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) On January 1, 2020, the Company transferred all of its investment securities designated as held to maturity to the available for sale category, as described in Part II – Item 8 – Note 25 of our 2019 Annual Report on Form 10-K.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2020			2019
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$32,134	$85	1.04%	$24,983	$151	2.42%
Cash and investments segregated	23,716	87	1.45%	13,533	83	2.44%
Broker-related receivables	730	2	1.35%	257	2	2.75%
Receivables from brokerage clients	19,151	168	3.47%	18,972	214	4.52%
Available for sale securities (1, 2)	197,745	1,185	2.39%	66,853	451	2.70%
Held to maturity securities (2)	—	—	—	132,427	916	2.77%
Bank loans	18,897	144	3.06%	16,578	149	3.61%
Total interest-earning assets	292,373	1,671	2.28%	273,603	1,966	2.88%
Other interest revenue		37			32
Total interest-earning assets	$292,373	$1,708	2.33%	$273,603	$1,998	2.92%
Funding sources
Bank deposits	$227,523	$57	0.10%	$219,987	$226	0.42%
Payables to brokerage clients	30,287	8	0.10%	22,184	23	0.43%
Short-term borrowings (3)	3	—	1.07%	30	—	2.48%
Long-term debt	7,527	66	3.53%	6,845	62	3.61%
Total interest-bearing liabilities	265,340	131	0.20%	249,046	311	0.51%
Non-interest-bearing funding sources	27,033			24,557
Other interest expense		5			6
Total funding sources	$292,373	$136	0.19%	$273,603	$317	0.46%
Net interest revenue		$1,572	2.14%		$1,681	2.46%
(1) Amounts have been calculated based on amortized cost.
(2) On January 1, 2020, the Company transferred all of its investment securities designated as held to maturity to the available for sale category, as described in Part II – Item 8 – Note 25 of our 2019 Annual Report on Form 10-K.
(3) Interest revenue or expense was less than $500,000 in the period or periods presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2020			2019
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$203,772	$152	0.30%	$158,268	$122	0.31%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	290,808	76	0.11%	244,314	70	0.12%
Mutual Fund OneSource® and other non-transaction fee funds	188,583	147	0.31%	187,223	147	0.32%
Other third-party mutual funds and ETFs (1)	451,959	77	0.07%	452,461	75	0.07%
Total mutual funds, ETFs, and CTFs (2)	$1,135,122	452	0.16%	$1,042,266	414	0.16%
Advice solutions (2)
Fee-based	$263,256	312	0.48%	$230,394	278	0.49%
Non-fee-based	71,229	—	—	66,756	—	—
Total advice solutions	$334,485	312	0.38%	$297,150	278	0.38%
Other balance-based fees (3)	432,847	54	0.05%	392,191	52	0.05%
Other (4)		9			11
Total asset management and administration fees		$827			$755
(1) Beginning in the fourth quarter of 2019, Schwab ETF OneSourceTM was discontinued as a result of the elimination of online trading commissions for U.S. and Canadian-listed ETFs.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-20 % Change		2020	2019
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-19	Q4-19	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	31%	26%	$324.4	$256.7	$242.9	$237.3	$247.0
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	28%	1%	203.7	200.8	187.0	168.1	159.7
Equity and bond funds and CTFs (2)	(7)%	(19)%	99.1	122.5	112.4	110.9	106.2
Total proprietary mutual funds and CTFs	14%	(6)%	302.8	323.3	299.4	279.0	265.9
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(17)%	(20)%	161.6	202.1	194.7	197.8	195.1
Mutual fund clearing services	(1)%	(17)%	180.8	217.4	197.2	192.9	182.7
Other third-party mutual funds	(8)%	(18)%	676.2	824.5	776.8	767.3	737.2
Total Mutual Fund Marketplace	(9)%	(18)%	1,018.6	1,244.0	1,168.7	1,158.0	1,115.0
Total mutual fund assets	(4)%	(16)%	1,321.4	1,567.3	1,468.1	1,437.0	1,380.9
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	1%	(17)%	136.5	163.8	150.8	143.6	134.7
Schwab ETF OneSource™ (3,4)	N/M	N/M	—	—	94.1	88.1	82.5
Other third-party ETFs (4)	26%	(16)%	382.5	457.0	321.6	315.7	303.7
Total ETF assets	—	(16)%	519.0	620.8	566.5	547.4	520.9
Equity and other securities	(8)%	(20)%	1,035.5	1,286.4	1,178.0	1,168.3	1,131.3
Fixed income securities	(3)%	(4)%	313.8	327.1	332.3	332.1	324.1
Margin loans outstanding	(9)%	(12)%	(17.2)	(19.5)	(19.4)	(19.7)	(18.8)
Total client assets	(2)%	(13)%	$3,496.9	$4,038.8	$3,768.4	$3,702.4	$3,585.4
Client assets by business
Investor Services	(2)%	(13)%	$1,846.8	$2,131.0	$1,978.7	$1,946.5	$1,886.7
Advisor Services	(3)%	(14)%	1,650.1	1,907.8	1,789.7	1,755.9	1,698.7
Total client assets	(2)%	(13)%	$3,496.9	$4,038.8	$3,768.4	$3,702.4	$3,585.4
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	21%	(18)%	$35.3	$43.1	$25.4	$17.9	$29.2
Advisor Services	68%	11%	37.9	34.2	31.2	19.3	22.5
Total net new assets	42%	(5)%	$73.2	$77.3	$56.6	$37.2	$51.7
Net market (losses) gains	N/M	N/M	(615.1)	193.1	9.4	79.8	281.5
Net (decline) growth	N/M	N/M	$(541.9)	$270.4	$66.0	$117.0	$333.2
New brokerage accounts (in thousands, for the quarter ended)	58%	41%	609	433	363	386	386
Client accounts (in thousands)
Active brokerage accounts	8%	3%	12,736	12,333	12,118	11,967	11,787
Banking accounts	10%	3%	1,426	1,390	1,361	1,336	1,300
Corporate retirement plan participants	2%	(2)%	1,721	1,748	1,718	1,698	1,684

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of March 31, 2020, off-platform equity and bond funds, CTFs, and ETFs were $11.4 billion, $4.4 billion, and $36.6 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Beginning in the fourth quarter of 2019, Schwab ETF OneSource™ was discontinued. These assets are now included with other third-party ETFs.
(5) Fourth quarter of 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For March 2020

	2019										2020			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	25,929	26,593	24,815	26,600	26,864	26,403	26,917	27,046	28,051	28,538	28,256	25,409	21,917	(14)%	(15)%
Nasdaq Composite	7,729	8,095	7,453	8,006	8,175	7,963	7,999	8,292	8,665	8,973	9,151	8,567	7,700	(10)%	—
Standard & Poor’s 500	2,834	2,946	2,752	2,942	2,980	2,926	2,977	3,038	3,141	3,231	3,226	2,954	2,585	(12)%	(9)%
Client Assets (in billions of dollars)
Beginning Client Assets	3,533.0	3,585.4	3,668.5	3,530.6	3,702.4	3,746.7	3,716.5	3,768.4	3,854.6	3,942.2	4,038.8	4,051.6	3,862.8
Net New Assets (1)	18.3	(0.3)	17.3	20.2	19.3	19.9	17.4	35.2	12.0	30.1	20.9	24.4	27.9	14%	52%
Net Market Gains (Losses)	34.1	83.4	(155.2)	151.6	25.0	(50.1)	34.5	51.0	75.6	66.5	(8.1)	(213.2)	(393.8)
Total Client Assets (at month end)	3,585.4	3,668.5	3,530.6	3,702.4	3,746.7	3,716.5	3,768.4	3,854.6	3,942.2	4,038.8	4,051.6	3,862.8	3,496.9	(9)%	(2)%
Core Net New Assets (2)	18.3	(0.3)	17.3	20.2	19.3	19.9	17.4	24.1	12.0	30.1	20.9	24.4	27.9	14%	52%
Receiving Ongoing Advisory Services (at month end)
Investor Services	298.4	305.7	298.5	311.6	314.8	314.2	318.5	324.6	330.8	337.1	336.8	323.2	291.5	(10)%	(2)%
Advisor Services (3)	1,572.8	1,608.0	1,554.6	1,626.6	1,646.1	1,635.7	1,659.4	1,691.6	1,728.2	1,769.7	1,773.2	1,694.0	1,531.3	(10)%	(3)%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	11,787	11,870	11,929	11,967	12,026	12,085	12,118	12,189	12,247	12,333	12,431	12,521	12,736	2%	8%
Banking Accounts (4)	1,300	1,310	1,323	1,336	1,352	1,361	1,361	1,374	1,384	1,390	1,403	1,411	1,426	1%	10%
Corporate Retirement Plan Participants	1,684	1,690	1,699	1,698	1,701	1,711	1,718	1,735	1,743	1,748	1,732	1,726	1,721	—	2%
Client Activity
New Brokerage Accounts (in thousands)	140	147	123	116	129	126	108	142	127	164	167	159	283	78%	102%
Inbound Calls (in thousands)	1,882	1,966	1,671	1,595	1,773	1,759	1,570	1,771	1,605	1,884	1,947	1,831	2,366	29%	26%
Web Logins (in thousands)	63,692	65,669	61,522	60,824	65,809	63,928	63,530	72,547	66,394	69,733	77,716	76,941	97,523	27%	53%
Client Cash as a Percentage of Client Assets (5)	11.3%	10.9%	11.3%	10.9%	11.0%	11.3%	11.4%	11.3%	11.3%	11.3%	11.3%	12.0%	15.1%	310 bp	380 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	1,045	980	1,114	206	717	328	23	900	1,406	991	845	(178)	980
Small / Mid Capitalization Stock	302	136	(190)	18	10	(374)	(212)	(458)	73	201	(314)	(531)	(954)
International	1,274	863	(100)	225	744	(1,390)	(355)	340	735	993	1,360	132	(2,130)
Specialized	750	(109)	(440)	341	418	353	583	618	484	455	762	397	350
Hybrid	(357)	(228)	(316)	(181)	(366)	(569)	(372)	(202)	(290)	(96)	615	(257)	(4,790)
Taxable Bond	1,923	3,029	1,821	2,378	3,806	2,725	2,935	2,813	2,274	4,710	5,714	3,830	(22,708)
Tax-Free Bond	1,133	760	1,057	682	960	760	593	809	860	1,255	1,481	1,066	(5,229)
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	1,850	1,860	86	7	2,151	(1,281)	(573)	(473)	(761)	1,097	2,684	(565)	(34,382)
Exchange-Traded Funds (7)	4,220	3,571	2,860	3,662	4,138	3,114	3,768	5,293	6,303	7,412	7,779	5,024	(99)
Money Market Funds	1,785	(2,097)	5,067	4,570	6,143	6,068	5,833	7,059	4,768	1,515	1,911	1,312	(1,233)
Average Interest-Earning Assets (8)
(in millions of dollars)	272,727	270,308	263,718	262,759	263,993	265,005	266,430	266,089	268,254	274,911	279,437	278,966	317,850	14%	17%

(1) October 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) In March 2019, banking accounts were reduced by approximately 23,000 as a result of inactive account closures.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.